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                                                                     EXHIBIT 5.1

                                January 29, 1999



Mego Mortgage Corporation
1000 Parkwood Circle
6th Floor
Atlanta, Georgia 30339

     Re: Mego Mortgage Corporation - Registration Statement on Form S-4 Relating to $41,500,000 of 12 1/2% Subordinated Notes Due 2001

Ladies and Gentlemen:

     We have acted as counsel for Mego Mortgage Corporation, a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the proposed exchange of up to $41,500,000 of 12 1/2 Subordinated Notes Due 2001 (the "New Notes") for a like principal amount of the Company's issued and outstanding 12 1/2 Subordinated Notes Due 2001 (the "Old Notes").

     In connection with this opinion, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. As to matters of fact material to this opinion, we have relied upon statements and representations of representatives of the Company and of public officials.

     We have assumed that the execution and delivery of, and the performance of all obligations under, the Indenture between the Company and American Stock Transfer & Trust Company, as trustee (the "Trustee") dated as of June 29, 1998 (the "Indenture") have been duly authorized by all requisite action by the Trustee, and that the Indenture has been duly executed and delivered by, and is a valid and binding agreement of the Trustee, enforceable against the Trustee in accordance with its terms.
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Mego Mortgage Corporation
January 29, 1999
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     This opinion is limited in all respects to the federal laws of the United
States of America and the laws of the State of Delaware, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

     Based upon the foregoing, and the other limitations and qualifications set forth herein, we are of the opinion that the New Notes have been duly authorized by the Company and, when executed by the Company and duly authenticated by the Trustee in accordance with the terms of the Indenture and delivered in exchange for the Old Notes in accordance with the terms of the Indenture, will (x) be valid and binding obligations of the Company enforceable against the Company in accordance with their terms except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights and remedies of creditors and (B) remedies may be limited by general principles of equity, whether applied by a court of law or equity and (y) be entitled to the benefits of the Indenture.

     This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein. This letter is being rendered solely for the benefit of the Company in connection with the matters addressed herein. This opinion may not be furnished to or relied upon by any person or entity for any purpose without our prior written consent.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the captions "Legal Matters" and "Certain Federal Tax Consequences" in the Prospectus that is included in the Registration Statement.

                                        Very truly yours,


                                        King & Spalding